Exhibit 99.1

400 S. LaSalle Street

Chicago, IL  60605

NEWS RELEASE

CBOE HOLDINGS, INC. REPORTS FIRST QUARTER

2011 RESULTS; DILUTED EPS OF $0.36, UP 44 PERCENT

Financial Highlights

— Operating Revenues Increase 23 Percent to $124.0 Million

— Net Income Allocated to Common Stockholders of $32.1 Million, Up 42 Percent

— Adjusted Operating Margin of 46.7 Percent, Highest in Nine Quarters(1)

— Cash Flow from Operations Up 25 Percent to $78.2 Million

— Average Daily Trading Volume Increases 12 Percent to 5.1 Million Contracts

CHICAGO, May 5, 2011 — CBOE Holdings, Inc. (NASDAQ: CBOE) today reported first quarter 2011 net income allocated to common stockholders of $32.1 million, an increase of 42 percent compared with net income of $22.7 million in the first quarter of 2010.  Diluted earnings per share (EPS) were $0.36, up 44 percent from 2010’s first quarter EPS of $0.25.  Operating revenues for the first quarter grew 23 percent to $124.0 million from $101.1 million in the prior year period.

“Our strong first quarter results reflect the strength and diversity of our broad product line, as CBOE Holdings reported volume gains across every product category on both a year-over-year and sequential basis and achieved record volume levels in both VIX options and futures,” said William J. Brodsky, CBOE Holdings Chairman and Chief Executive Officer.  “We plan to continue to introduce innovative new products and services that build on the first quarter’s strong momentum, enhance long-term growth and generate value for our stockholders.”

“We are pleased with our first quarter financial results, which highlight the fundamental strengths of our business model.  Our operating income grew faster than revenues as we continued to control costs and capture economies of scale,” said Alan J. Dean, CBOE Holdings Executive Vice President and Chief Financial Officer. “We achieved record quarterly operating revenue, and our adjusted operating margin of 46.7 percent was the highest in nine quarters.  Our strong cash flow enabled us to boost our cash position to $115.7 million, up $61.9 million from year-end 2010.  Looking ahead, we expect to leverage our unique product offerings and pursue targeted growth initiatives, while continuing to manage our business with financial discipline.”

(1)A reconciliation of CBOE Holdings’ non-GAAP results to its GAAP results for the reporting periods is included in the attached tables. See “Non-GAAP Information” in the accompanying financial tables.

— more —

The table below highlights CBOE Holdings’ operating results for the comparative quarters ended March 31, 2011 and 2010.

Key Statistics and Financial Highlights:

(in millions, except per share and fee per contract)	1Q 2011	1Q 2010	Y/Y Change
Key Statistics:
Average Daily Volume	5.08	4.55	12%
Total Trading Volume	315.0	277.8	13%
Average Transaction Fee Per Contract	$0.285	$0.300	-5%
GAAP Financial Highlights:
Total Operating Revenues	$124.0	$101.1	23%
Total Operating Expenses	66.5	62.4	7%
Operating Income	57.5	38.7	49%
Operating Margin Percentage	46.4%	38.3%	810	bps
Net Income	$32.9	$22.7	45%
Net Income Allocated to Common Stockholders	$32.1	$22.7	42%
Diluted EPS	$0.36	$0.25	44%
Adjusted Financial Highlights(1):
Total Operating Expenses	$66.1	$62.4	6%
Operating Income	57.9	38.7	50%
Operating Margin Percentage	46.7%	38.3%	840	bps
Net Income	$33.3	$22.7	47%
Net Income Allocated to Common Stockholders	$32.5	$22.7	43%
Diluted EPS	$0.36	$0.25	44%

(1)A reconciliation of CBOE Holdings’ non-GAAP results to its GAAP results for the reporting periods is included in the attached tables.  See “Non-GAAP Information” in the accompanying financial tables.

CBOE Holdings’ financial results for the first quarter ended March 31, 2011 included certain items and allocations that management believes are not representative of its operating performance.  Financial measures presented on an adjusted basis exclude these items as a means to evaluate period-to-period comparisons.  More information on the adjusted financial measures and a detailed analysis are included in the “Non-GAAP Information.”

Revenues

Operating revenues for 2011’s first quarter of $124.0 million increased $22.9 million, or 23 percent, compared with $101.1 million in last year’s first quarter.  This increase was primarily driven by a $15.4 million increase in access fees and a $6.5 million increase in transaction fees.  The increase in access fees is attributable to a new trading access program.  On July 1, 2010, Chicago Board Options Exchange (CBOE) began charging monthly fees to all trading permit holders.  Prior to the company’s demutualization in June 2010, trading permit holders who were CBOE members, or seat holders, were not assessed an access fee; access fees were only assessed to temporary members and interim trading permit holders.

Transaction fees increased 8 percent for the quarter, primarily driven by a 13 percent increase in trading volume, offset somewhat by a 5 percent decrease in the average transaction fee per contract compared with the first quarter of 2010.  Trading volume for the 2011 first quarter was 315.0 million contracts, or 5.08 million contracts per day, versus 277.8 million contracts, or 4.55 million contracts per day, in the first quarter of 2010.  The average transaction fee per contract was $0.285 for the quarter compared with $0.300 in the comparable period for 2010.

The decrease in the average transaction fee per contract resulted primarily from a shift in trading volume mix and higher volume discounts.  For the first quarter, higher-margin index options accounted for a lower percentage of total contracts traded, representing 23.1 percent of total contracts traded versus 24.3 percent in the first quarter of 2010.  The average transaction fee per contract was also impacted by certain fee changes implemented in January 2011, including a fee cap for multiply-listed options transactions for firms.  The average transaction fee per contract represents total transaction fee revenue divided by total reported trading volume for CBOE, C2 Options Exchange (C2) and CBOE Futures Exchange (CFE).

Adjusted Operating Expenses

Adjusted operating expenses for the first quarter of 2011 were $66.1 million, which excludes $0.3 million in accelerated stock-based compensation, representing an increase of $3.7 million, or 6 percent, compared with first quarter 2010.  This increase reflects higher expenses for employee costs, depreciation and amortization and trading volume incentives, partially offset by a decrease in outside services and data processing.

Core operating expenses of $40.6 million for the first quarter of 2011 were relatively unchanged compared with the same period in 2010, as higher employee costs were offset by lower expenses for outside services and data processing.  Employee costs, excluding accelerated stock-based compensation, increased $2.3 million, reflecting the recognition of $3.1 million for continuing stock-based compensation expense, offset somewhat by lower severance expense versus the prior year.  Excluding continuing stock-based compensation expense, core operating expenses decreased $3.0 million, or 7 percent, to $37.5 million compared with $40.5 million in the first quarter of 2010.

Core operating expenses represent total operating expenses less volume-based expenses, depreciation and amortization, accelerated stock-based compensation expense and unusual or one-time expenses.

Volume-based expenses, which include royalty fees and trading volume incentives, were $16.9 million in the first quarter of 2011, representing an increase of $2.3 million, or 16 percent, compared with the same period last year.  This increase was primarily due to a $2.1 million increase in trading volume incentives, reflecting higher costs to link customer orders to away markets under a program that applies to certain multiply-listed options contracts.

Adjusted Operating Margin

The company’s adjusted operating margin increased 840 basis points to 46.7 percent for the first quarter of 2011, compared with 38.3 percent in the same period in 2010, reflecting the leverage inherent in the company’s business model as revenue grows and expenses are prudently controlled.

Effective Tax Rate

The effective tax rate for the quarter increased to 42.2 percent from 41.0 percent for last year’s first quarter, primarily reflecting the impact of an increase in the Illinois tax rate effective January 1, 2011 and the associated adjustments to deferred tax items.  The first quarter 2011 effective tax rate exceeded the company’s full-year 2011 guidance of 41.0 to 41.4 percent due to the impact of adjustments to deferred tax items, which were recorded on the effective date of the increase.  The company noted that it now expects its effective tax rate for full-year 2011 to be in a range of 41.7 to 42.0 percent.

First Quarter 2011 Operational Highlights and Recent Developments

•                  On January 7, the company began publishing volatility index values on five highly active company stocks — Apple, Amazon, IBM, Google and Goldman Sachs.  This is the first time the company has applied its CBOE Volatility Index® (VIX®) methodology to options on individual stocks. Subsequently, on March 16, CBOE announced that it would seek approval to trade options on those five individual volatility indexes, as well as options on the CBOE Crude Oil ETF Volatility Index (OVX).

•                  On January 12, the company launched a web page displaying VIX term structure data, calculated every 15 seconds throughout the trading day.

•                  On February 7, Market Data Express, LLC, a subsidiary of CBOE Holdings, Inc., launched a new market data service known as “CBOE Streaming Markets” (CSM).  The service provides three separate, direct data feeds of real-time quotations and trade information from CBOE, C2 and the CBOE Stock Exchange (CBSX).

•                  On February 21, CBOE and Standard & Poor’s announced that Hang Seng Indexes Company began disseminating a volatility index for the Hang Seng Index, which will use CBOE’s VIX methodology.

•                  On February 23, CBOE began publishing values for the CBOE S&P 500 Skew Index (ticker symbol: SKEW), a benchmark measure of the perceived risk of extreme negative moves — often referred to as “tail risk” or a “black swan” event — in U.S. equity markets.

•                  On February 28, the company announced plans to list on C2 an electronically-traded, p.m.-settled version of its flagship S&P 500 Index option (SPX), called “SPXpm.”  The Company plans to list SPXpm upon SEC approval.

•                  On March 16, CBOE began applying its VIX methodology to options on six sector-specific exchange-traded funds (ETFs):  iShares MSCI Emerging Markets Index Fund (Ticker: VXEEM); iShares Trust FTSE China 25 Index Fund (Ticker: VXFXI); iShares MSCI Brazil Index Fund (Ticker: VXEWZ); Market Vectors Gold Miners Fund (Ticker: VXGDX); iShares Silver Trust (Ticker: VXSLV); and Energy Select Sector SPDR (Ticker: VXXLE). These indexes offer investors a way to monitor volatility in specific sectors for ETFs they hold in their portfolios.

•                  On March 16, CBOE and Standard & Poor’s announced the formation of the “VIX Network,” a global network of exchanges with agreements regarding use of CBOE’s VIX methodology.

•                  On March 25, CFE launched trading of CBOE Gold ETF Volatility Index (GVZ) security futures, and on April 12, CBOE began trading options on GVZ.

•                  On April 1, the company announced that its futures exchange, CFE, experienced its most active trading month in history during March as volume surpassed the one-million-contract milestone for the first time ever.

•                  On April 19, CFE announced plans to begin offering futures contracts on several Radar Logic 28-Day Real Estate indexes (RPX) — daily spot market equivalents for housing asset valuations covering major U.S. metropolitan centers — pending regulatory approval.  Licensing with Radar Logic Incorporated, which calculates RPX indexes on U.S. metropolitan centers, geographical regions and the broader U.S. housing market would make way for CFE to offer futures contracts on a number of Radar Logic 28-Day Real Estate indexes.

•                  On May 2, CBOE Holdings reported that average daily volume (ADV) for options in April was 4.48 million contracts, an 8-percent decrease from March 2011 ADV of 4.85 million contracts and a 15-percent decrease from April 2010 ADV of 5.30 million contracts.

2011 Fiscal Year Financial Guidance

The company reaffirmed the 2011 financial guidance provided in its February 10, 2011 earnings press release, with the exception of a revision in the estimated 2011 tax rate, from a range of 41.0 to 41.4 percent to 41.7 to 42.0 percent.

Dividend

On May 3, CBOE Holdings announced that its Board of Directors declared a quarterly cash dividend of $0.10 per share.  The dividend is payable June 24, 2011 to stockholders of record at the close of business on June 3, 2011.

Earnings Conference Call

Executives of CBOE Holdings will host a conference call to review its first quarter financial results today, May 5, 2011, at 8:30 a.m. EDT/7:30 a.m. CDT.  The conference call and any accompanying slides will be publicly available via live webcast from the Investor Relations section of the company’s website at www.cboe.com under Events & Presentations.  Participants may also listen via telephone by dialing (877) 372-0876 from the United States or Canada, or (253) 237-1167 for international callers.  Telephone participants should place calls 10 minutes prior to the start of the call.

The webcast will be archived on the company’s website for replay.  A telephone replay of the earnings call also will be available from approximately noon EDT, May 5, through midnight, May 19, 2011, by calling (800) 642-1687 within the U.S. and Canada, or (706) 645-9291 for international callers, using replay code 52962691.

About CBOE Holdings

CBOE Holdings, Inc. is the holding company for Chicago Board Options Exchange (CBOE) and other subsidiaries.  CBOE, the largest U.S. options exchange and creator of listed options, continues to set the bar for options trading through product innovation, trading technology and investor education. CBOE offers equity, index and ETF options, including proprietary products, such as S&P 500 options (SPX), the most active U.S. index option, and options on the CBOE Volatility Index (VIX). Other products engineered by CBOE include equity options, security index options, LEAPS options, FLEX options, and benchmark products such as the CBOE S&P 500 BuyWrite Index (BXM). CBOE’s Hybrid Trading System incorporates electronic and open-outcry trading and is powered by CBOEdirect, a proprietary, state-of-the-art electronic platform that also supports the C2 Options Exchange (C2), CBOE Futures Exchange (CFE), CBOE Stock Exchange (CBSX) and OneChicago. CBOE is home to the world-renowned Options Institute and www.cboe.com, named “Best of the Web” for options information and education. CBOE is regulated by the Securities and Exchange Commission (SEC), with all trades cleared by the AAA-rated OCC.

Forward-Looking Statements

This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those statements that reflect our expectations, assumptions or projections about the future and involve a number of risks and uncertainties.  These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause actual results to differ materially from that expressed or implied by the forward-looking statements, including: legislative or regulatory changes; changes in law or government policy; increasing competition; loss of our exclusive licenses; decrease in trading volumes; an inability to introduce competitive new products and services; competitive pressures on our existing products, services and trading access fees; changes in price levels and volatility in the derivatives and equity markets; economic, political and market conditions; increases in our fixed costs and expenses; loss of existing customers; difficulty developing strategic relationships and attracting new customers; increased costs related to, or the loss of, intellectual property; rapid technological developments; increases in trading volume and order transaction traffic that we cannot accommodate; our ability to maintain our growth effectively; damage to our reputation and brand name; loss of market data revenue; detrimental changes to our fee structure; failure to effectively monitor and manage our risks; customer consolidation; and changes to the tax treatment for options trading.

More detailed information about factors that may affect our performance may be found in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2010 and other filings made from time to time with the SEC.

The condensed consolidated statements of income, balance sheets and statements of cash flows are unaudited and subject to reclassification.

CBOE Media Contacts:		Analyst Contact:

Gail Osten	Gary Compton	Debbie Koopman
(312) 786-7123	(312) 786-7612	(312) 786-7136
osten@cboe.com	comptong@cboe.com	koopman@cboe.com

Trademarks:

CBOE®, Chicago Board Options Exchange®, CBOEdirect®, CBOE Volatility Index®, VIX®, FLEX®, Hybrid®, LEAPS®, CFE®, CBSX® and CBOE Stock Exchange® are registered trademarks of Chicago Board Options Exchange, Incorporated (CBOE).  SPXSM, BXMSM, BuyWriteSM, The Options InstituteSM, C2SM, C2 Options Exchange SM, CBOE Futures ExchangeSM, GVZSM, OVXSM and SKEWSM are service marks of CBOE.  Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by CBOE. All other trademarks and servicemarks are the property of their respective owners.

CBOE-F

CBOE Holdings, Inc.

Selected Quarterly Operating Statistics

Average Daily Volume by Product (in thousands)

	1Q 2011	4Q 2010	3Q 2010	2Q 2010	1Q 2010
PRODUCT:
Equities	2,604	2,260	1,867	2,579	2,396
Indexes	1,172	984	935	1,262	1,109
Exchange-traded funds	1,263	990	908	1,451	1,040
Total Options Average	5,039	4,234	3,710	5,292	4,545
Futures	42	28	15	18	10
Total Average Daily Volume	5,081	4,262	3,725	5,310	4,555

Average Transaction Fee Per Contract by Product

	1Q 2011	4Q 2010	3Q 2010	2Q 2010	1Q 2010
Trading Days	62	64	64	63	61
PRODUCT:
Equities	$0.160	$0.177	$0.182	$0.162	$0.184
Indexes	0.604	0.590	0.598	0.580	0.597
Exchange-traded funds	0.207	0.224	0.236	0.217	0.236
Total Options Average Transaction Fee	0.275	0.284	0.300	0.277	0.297
Futures	1.507	1.679	1.661	1.717	1.952
Total Average Transaction Fee Per Contract	$0.285	$0.293	$0.306	$0.281	$0.300

Transaction Fees by Product (in thousands)

	1Q 2011	4Q 2010	3Q 2010	2Q 2010	1Q 2010
PRODUCT:
Equities	$25,820	$25,570	$21,809	$26,342	$26,855
Indexes	43,936	37,151	35,798	46,105	40,379
Exchange-traded funds	16,215	14,165	13,702	19,850	14,954
Total Options Fees	$85,971	$76,886	$71,309	$92,297	$82,188
Futures	3,968	3,000	1,576	1,786	1,223
Total Transaction Fees	$89,939	$79,886	$72,885	$94,083	$83,411

Non-GAAP Information

In addition to disclosing results determined in accordance with GAAP, CBOE Holdings has disclosed certain non-GAAP measures of operating performance.  The non-GAAP measures provided in this press release include core operating expenses, adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income allocated to common stockholders and adjusted diluted earnings per share.

Management believes that the non-GAAP financial measures presented in this press release, including adjusted net income and core operating expenses, provide useful and comparative information to assess trends in our core operations and a means to evaluate period-to-period comparisons.  Non-GAAP financial measures disclosed by management, including adjusted diluted EPS, are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results.  These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies.

Core operating expenses is the company’s operating expenses after excluding (i) volume-based expenses, (ii) depreciation and amortization expense, (iii) accelerated stock-based compensation expense and (iv) other unusual or one-time expenses.

	Three months ended March 31,
(in thousands)	2011	2010
Total Operating Expenses	$66,507	$62,352
Less:
Depreciation and amortization	8,696	7,301
Accelerated stock-based compensation expense	340	—
Volume-based expenses:
Royalty fees	11,146	10,898
Trading volume incentives	5,759	3,696
Core Operating Expenses (non-GAAP):	$40,566	$40,457
Less: Continuing stock-based compensation expense	(3,073)	—
Core Operating Expenses Excluding Continuing Stock-Based Compensation (non-GAAP)	$37,493	$40,457

Detail of Core Operating Expenses Excluding Continuing Stock-Based Compensation (non-GAAP)
Employee costs (excluding stock-based compensation expense)	$22,323	$23,137
Data processing	4,428	5,082
Outside services	6,579	8,123
Travel and promotional expenses	1,685	1,986
Facilities costs	1,492	1,384
Other expenses	986	745
Total	$37,493	$40,457

The table below shows the reconciliation of each financial measure from GAAP to non-GAAP.  The footnotes contain a detailed description of each item excluded from the adjusted financial measure.

CBOE Holdings, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

For the Three Months Ended March 31, 2011

	Three months ended March 31, 2011
		Items Impacting Results		After
(in thousands, except per share amounts)	Reported (GAAP)	Accelerated stock-based compensation(1)	Impairment charge(2)	Considering Items (non- GAAP)
Total Operating Revenues	$124,042			$124,042
Total Operating Expenses	66,507	(340)		66,167
Operating Income	57,535	340	—	57,875
Operating Margin	46.4%			46.7%
Total Other Income /(Expense)	(643)		459	(184)
Income Before Income Taxes	56,892	340	459	57,691
Income Tax Provision	24,021	143	194	24,358
Net Income	$32,871	$197	$265	$33,333
Net Income Allocated to Participating Securities	(782)	(5)	(6)	(793)
Net Income Allocated to Common Stockholders	$32,089	$192	$259	$32,540
Diluted Net Income per Share Allocated to Common Stockholders	$0.36	$0.00	$0.00	$0.36

NOTES:  Amounts may not foot due to rounding.

There were no adjustments to the first-quarter 2010 GAAP financial results.

(1)   In the first quarter of 2011, the company accelerated the recognition of stock-based compensation expense to recognize the remaining fair value of the stock-based compensation awards granted to three board members who are leaving the Board in May 2011.

(2)   In the first quarter of 2011, the company recorded an impairment charge to write off its investment in NSX Holdings, Inc.

CBOE Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

Three Months Ended March 31, 2011 and 2010

	Three months ended March 31,
(in thousands, except per share amounts)	2011	2010

Operating Revenues:
Transaction fees	$89,939	$83,411
Access fees	17,605	2,204
Exchange services and other fees	4,690	4,361
Market data fees	5,102	5,748
Regulatory fees	4,958	3,829
Other revenue	1,748	1,528
Total Operating Revenues	124,042	101,081

Operating Expenses:
Employee costs	25,736	23,137
Depreciation and amortization	8,696	7,301
Data processing	4,428	5,082
Outside services	6,579	8,123
Royalty fees	11,146	10,898
Trading volume incentives	5,759	3,696
Travel and promotional expenses	1,685	1,986
Facilities costs	1,492	1,384
Other expenses	986	745
Total Operating Expenses	66,507	62,352

Operating Income	57,535	38,729

Other Income / (Expense):
Investment income	41	100
Net loss from investment in affiliates	—	(205)
Impairment of investment in affiliate and other assets	(459)	—
Interest and other borrowing costs	(225)	(222)
Total Other Income / (Expense)	(643)	(327)
Income Before Income Taxes	56,892	38,402
Income Tax Provision	24,021	15,726
Net Income	32,871	22,676
Net Income Allocated to Participating Securities	(782)	—
Net Income Allocated to Common Stockholders	$32,089	$22,676

Net income per share allocated to common stockholders
Basic	$0.36	$0.25
Diluted	0.36	0.25
Weighted average shares used in computing net income per share
Basic	90,085	90,733
Diluted	90,085	90,733

CBOE Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

March 31, 2011 and December 31, 2010

	March 31,	December 31,
(in thousands, except par value and share information)	2011	2010
Assets
Current Assets:
Cash and cash equivalents	$115,689	$53,789
Accounts receivable - net of allowances of $120 and $108	47,015	37,746
Marketing fee receivable	8,548	7,815
Income taxes receivable	—	5,537
Other prepaid expenses	7,061	4,510
Other current assets	702	537
Total Current Assets	179,015	109,934
Investments in Affiliates	12,156	12,615
Land	4,914	4,914
Property and Equipment:
Construction in progress	798	1,729
Building	60,917	60,917
Furniture and equipment	245,697	240,711
Less accumulated depreciation and amortization	(226,036)	(221,273)
Total Property and Equipment—Net	81,376	82,084
Other Assets:
Software development work in progress	2,953	1,131
Data processing software and other assets (less
accumulated amortization - 2011 - $111,166; 2010 - $107,770)	40,406	43,434
Total Other Assets—Net	43,359	44,565
Total	$320,820	$254,112

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$32,321	$40,084
Marketing fee payable	9,101	8,349
Deferred revenue	28,597	280
Post-retirement medical benefits	77	103
Income taxes payable	15,440	—
Total Current Liabilities	85,536	48,816

Long-term Liabilities:
Post-retirement medical benefits	1,807	1,782
Income taxes payable	3,682	3,165
Other long-term liabilities	3,975	3,993
Deferred income taxes	22,856	20,482
Total Long-term Liabilities	32,320	29,422
Total Liabilities	117,856	78,238
Commitments and Contingencies
Stockholders’ Equity
Preferred Stock, $0.01 par value: 20,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2011	—	—
Unrestricted Common Stock, $0.01 par value: 325,000,000 shares authorized, 51,786,717 shares issued and outstanding at March 31, 2011	518	518
Class A-2 Common Stock, $0.01 par value: 45,366,690 shares authorized, 38,297,994 shares issued and outstanding at March 31, 2011	383	383
Additional paid-in-capital	46,271	42,858
Retained earnings	156,730	133,087
Accumulated other comprehensive loss	(938)	(972)
Total Stockholders’ Equity	202,964	175,874

Total	$320,820	$254,112

CBOE Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

Three Months Ended March 31, 2011 and 2010

	Three months ended March 31,
(in thousands)	2011	2010
Cash Flows from Operating Activities:
Net Income	$32,871	$22,676
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	8,696	7,301
Other amortization	22	17
Provision for deferred income taxes	2,385	(2,028)
Stock-based compensation	3,413	—
Loss on disposition of property	160	—
Equity in loss of affiliates	—	205
Impairment of investment in affiliates	460	—
Changes in assets and liabilities:
Accounts receivable	(9,269)	(6,815)
Marketing fee receivable	(733)	(57)
Income taxes receivable	5,537	1,288
Prepaid expenses	(2,422)	(1,441)
Other receivable	—	586
Other current assets	(165)	(239)
Accounts payable and accrued expenses	(7,737)	(9,385)
Marketing fee payable	752	92
Deferred revenue	28,298	32,580
Post-retirement benefit obligations	(1)	(2)
Income taxes payable	15,957	17,436
Access fees subject to fee-based payment	—	118
Net Cash Flows provided by Operating Activities	78,224	62,332
Cash Flows from Investing Activities:
Capital and other assets expenditures	(7,134)	(6,562)
Proceeds from disposition of property and equipment	38	—
Net Cash Flows used in Investing Activities	(7,096)	(6,562)
Cash Flows from Financing Activities:
Payment of quarterly dividends	(9,228)	—
Payments for debt issuance costs	—	(3)
Net Cash Flows used in Financing Activities	(9,228)	(3)
Net Increase in Cash and Cash Equivalents	61,900	55,767
Cash and Cash Equivalents at Beginning of Period	53,789	383,730
Cash and Cash Equivalents at End of Period	$115,689	$439,497

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$142	$518
Non-cash activities:
Change in post-retirement benefit obligation	(22)	(17)
Unpaid liability to acquire equipment and software	2,747	1,388

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